Exhibit 3.2

                             By-laws
              (as amended through December 5, 1995)


                            ARTICLE I

                             OFFICES

          Section 1. Principal Office: The principal office of the Trust shall be at 1601 LBJ, Park West Suite 800, Dallas,
Texas 75234, unless changed by the Trustees to another location in Texas or elsewhere.


                            ARTICLE II

                             TRUSTEES

          Section 1. General Powers: The Trustees shall have the management and control of the business and affairs of the Trust, and may exercise all such powers as are expressly or by implication conferred on the Trustees by the Declaration of Trust, these bylaws or the laws of the State of Texas.

          Section 2. Number, Tenure and Qualifications: There shall be not less than two nor more than fifteen Trustees. The number of Trustees shall be determined from time to time by a majority vote of the Trustees. All of the Trustees shall be persons who are at least 21 years old and at least a majority shall be citizens of the State of Texas. It shall not be necessary for Trustees to be Shareholders.

          Section 3. Election: Except for the initial Trustees, the Trustees shall be elected by the Shareholders and shall hold office for one year and until removed or until their successors are elected and qualified. They shall be elected by the Shareholders at each annual meeting. Except as provided for filling vacancies, all Trustees shall be chosen by a majority of the votes cast at such meeting of Shareholders for the election of Trustees, unless a greater vote shall be required by law. If a greater vote is required by law and in any election for Trustees all of the Trustees designated by the Trustees to be elected do not receive the vote required by law for election, the Trustees receiving the vote required by law shall be deemed to have replaced, first, Trustees on the then existing Board which have not been nominated for election and then, secondly, Trustees on such Board in inverse order to the number of votes received. The Trustees not so replaced shall continue in office until their successors shall have been elected and qualified. The election of any Trustee (other than an individual who was serving as a Trustee immediately prior to such election) pursuant to this Section shall not become effective unless and until such person shall have in writing accepted his election and agreed to be bound by the terms of the Declaration of Trust.

          Section 4.   Vacancies:   If the office of any Trustee
shall become vacant by reason of resignation, removal, incompetency, death, or otherwise, or in the event in the increase in the number of Trustees, the vacancy or vacancies so resulting may be filled by a vote of two-thirds (2/3) of the outstanding shares at a special meeting of the Shareholders called for that purpose or at the next annual meeting of the Shareholders. Trustees elected at special meetings of Shareholders to fill vacancies shall hold office until the next annual meeting of the Shareholders. Upon the effectiveness of any such election as provided in this Section, the trust property shall vest in such new Trustee jointly with the continuing or surviving Trustees without the necessity of any further act or conveyance; provided, however, that no such election as provided in this Section shall become effective unless and until the new Trustee shall have accepted in writing his election and agreed to be bound by the terms of the Declaration of Trust.

          Section 5. Resignation and Removal: Any Trustee may resign his trust (without need for prior or subsequent accounting) by an instrument in writing signed by him and delivered or mailed to the Chairman, the President or the Secretary and such resignation shall be effective upon such delivery, or at a later date according to the terms of the notice. Said instrument shall be filed in the Office of the County Clerk of Tarrant County, Texas. Any or all of the Trustees may be removed (provided the aggregate number of Trustees after such removal shall not be less than three) with cause, at any meeting of Shareholders, called for the purpose, by the holders of at least two-thirds (2/3) of the outstanding Shares entitled to vote. Upon the resignation or removal of a Trustee, or his otherwise ceasing to be a Trustee, he shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust Property held in the name of the resigning or removed Trustees and by the acceptance of the appointment or election as Trustee delegates to any other of the Trustees his power of attorney to execute such document on his behalf. Upon the incapacity or death of any Trustee, his legal representative shall execute and deliver on his behalf such documents as the remaining Trustees shall require as provided in the preceding sentence.

          Section 6. Compensation: By resolution of the Trustees, the Trustees may be paid their expenses, if any, of attendance at each meeting of the Trustees, and may be paid such sum as may be fixed by the Trustees for attendance at each meeting of the Trustees. No such payment shall preclude any Trustee from serving the Trust in any other capacity and receiving compensation therefor as provided in the Declaration of Trust.

          Section 7. Advisers to the Trustees: The Trustees may appoint any number of Advisers to the Trust to assist the Trust and Trustees on investment policy matters. The Advisers to the Trustees shall not be considered Trustees or officers in any manner; they shall have no vote, shall not hold Trust Property as Trustees, shall not be liable as Trustees or officers and shall have no authority to act for or sign documents on behalf of the Trust. Advisers to the Trustees may be affiliated or unaffiliated with the Trust.


                           ARTICLE III

                             OFFICERS

          Section 1. General: The officers of the Trust shall consist of a President, such Vice Presidents as the Trustees shall from time to time determine, a Secretary, a Treasurer and such Assistant Secretaries and Assistant Treasurers and other officers as the Trustees may appoint or elect. The Trustees may designate from among their number a Chairman. Any two or more offices may be held by one and the same person, except that of President and Secretary. The officers of the Trust shall have and may exercise all the authority hereinafter set forth except that nothing herein shall operate to relieve the Trustees of any responsibility imposed upon them by law or take from the Trustees their continuing exclusive authority over the management of the Trust, the conduct of its affairs, and, except as limited by
Section 856(d)(3) of the Internal Revenue Code of 1954, as the same may from time to time be amended, the management and disposition of the Trust Property. Nothing in these bylaws shall authorize, permit or require the Trustees to surrender to any officer of the Trust or other person or persons such continuing exclusive authority.

          Section 2. Chairman of the Board: The Chairman of the Board of Trustees, if there be such an officer, shall preside at all meetings of the Trustees and Shareholders and shall exercise and perform such other powers and duties as may from time to time be assigned to him by the Trustee.

          Section 3. President: The President shall direct the operations of the Trust and, in the recess of the Trustees, shall have the general supervision, control and management of its business and affairs. He shall, if there be no Chairman of the Board, preside at all meetings of the Trustees and Shareholders, shall make reports to the Shareholders and Trustees and shall perform such other duties as are incident to his office, or are required of him by the Trustees and the Declaration of Trust. He shall have general supervision over other officers and may agree upon and execute all contracts and other obligations in the name of the Trust.

          Section 4. Vice Presidents: Each Vice President shall have such powers and duties as may be assigned to him from time to time by the Trustees and shall exercise the powers of the President during that officer's absence or inability to act. Any action taken by a Vice President in the performance of the duties of the President shall be conclusive evidence of the absence or inability to act of the President at the time such action was taken.

          Section 5. Secretary: The Secretary shall be the custodian of the seal of the Trust and shall be ex-officio the clerk of the Shareholders and of the Trustees. He shall attend all sessions of the Shareholders and the Trustees and shall keep accurate minutes thereof in a book to be kept for that purpose. He shall see that proper notice is given of all meetings of the Shareholders and Trustees. He shall perform such other duties as may be required of him by the Trustees.

          Section 6. Treasurer: The Treasurer shall have custody of all the funds and securities of the Trust which come into his hands, keep full and accurate accounts of receipts and disbursements of the Trust may, when necessary or proper, endorse, on behalf of the Trust, for cancellation, checks, notes and other obligations and shall deposit all moneys and other valuable effects in the name and to the credit of the Trust in such depositories as may be designated by the Trustees. He shall render to the President and the Trustees, at annual meetings or whenever directed by the President or Trustees, an account of all or any part of his transactions as Treasurer, and of the financial condition of the Trust, and shall also perform all other duties imposed upon him by the Trustees.

          Section 7. Election of Officers: At the meeting of Trustees held after each annual meeting of Shareholders and at each annual meeting thereafter, the Trustees shall elect all officers of the Trust who shall hold office for one year and until their successors are elected and qualified.

          Section 8. Vacancies: If any office shall become vacant by reason of death, resignation, disqualification, removal or otherwise, the Trustees, by a majority vote, may elect a successor or successors who shall hold office for the unexpired term.

          Section 9. Removal: Any officer may be removed with or without cause by a majority vote of the Trustees at any meeting of the Trustees or by written designation by all of the Trustees.


                            ARTICLE IV

                              AGENTS

          Section 1. General: The Trustees shall have the authority to designate by a majority vote of the Trustees a Managing Agent for the Trust and such other agents as they may from time to time designate. The Managing Agent shall have the powers and duties set forth herein and such other powers and duties as may be assigned to him by the Trustees and other agents designated by the Trustees shall have such powers and duties as the Trustees may from time to time assign to him.

          Section 2. Managing Agent: The Managing Agent may be responsible for supervising and administering the day-to-day operations of the Trust; he may sign and execute all deeds, conveyances, assignments, mortgages, checks, drafts, bonds, notes, releases, contracts and other obligations and any and all other instruments and papers of any kind or character in the name and on behalf of the Trust. The signature of the Managing Agent on behalf of the Trust shall be conclusive evidence of his authority to act for and on behalf of the Trust and persons dealing with the Trust shall be conclusively entitled to rely on such signature as evidencing action of the Trust.

          Section 3. Designation of Agents: At the meeting of Trustees held after each annual meeting of Shareholders and at each annual meeting thereafter, the Trustees shall designate all agents of the Trust who shall retain such designation for one year and until their successors are designated and qualified.

          Section 4. Removal: Any agent may be removed with or without cause by a majority vote of the Trustees at any meeting of the Trustees or by written designation of all of the Trustees.


                            ARTICLE V

                     MEETINGS OF SHAREHOLDERS

          Section 1. Annual and Special Meetings: The annual meeting of the Shareholders of the Trust shall be held at the principal office of the Trust in Texas (or at such other place within or without the state of Texas as the Trustees may from time to time designate) within a reasonable period of time after the end of each fiscal year, as established by the Trustees, for the election of Trustees and for such other business as may properly come before the meeting. Special meetings of Shareholders may be called by a majority of the Trustees or any officer of the Trust, and shall be called upon written request of Shareholders holding not less than ten percent (10%) of the outstanding shares of the Trust entitled to vote.

          Section 2. Notice: Notice of all Shareholders' meetings, whether annual or special, shall be mailed to each Shareholder of record entitled to vote at such meeting not less than ten nor more than 50 days before such meeting. It shall be directed to a Shareholder at his address as it appears on the records of the Trust. In case of special meetings, all notices shall state the object of the meetings and the business to be transacted or considered thereat.

          Section 3.  Record Date:  For the purpose of
determining Shareholders entitled to notice or to vote at any meeting of Shareholders, or Shareholders entitled to receive payment of any dividend or distribution, the Trustees shall fix a record date of not less than ten nor more than 50 days prior to such meeting date or prior to any dividend or distribution payment date. If the record date is not fixed as aforesaid, the date on which the notice of meeting is mailed or the date on which the resolution of the Trustees declaring such dividend or distribution is adopted, as the case may be, shall be the record date for the determination of Shareholders.

          Section 4. Quorum and Adjourned Meetings: A majority of the shares then issued and outstanding present in person or by proxy shall constitute a quorum at all meetings of the Shareholders. In the absence of a quorum, those present at a Shareholders' meeting may adjourn the same to a future date, but until a quorum is present, no other business may be transacted. Any meeting of Shareholders, whether or not a quorum is present, may be adjourned from day to day or from time to time by the vote of a majority of the Shareholders present at the meeting or represented by proxy. It shall not be necessary to give any notice of the time and place of any adjourned meeting or of the business to be transacted thereat other than by announcement at the meeting at which such adjournment is taken, except that when a meeting is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting.

          Section 5. Voting Proxies: In all elections of Trustees and in deciding all questions at Shareholders' meetings, each Shareholder shall be entitled to one vote for each Share held by him. Treasury stock shall not be voted at any meeting and shall not be counted in determining the issued and outstanding stock of the Trust. Shareholders may vote by proxy duly authorized in writing which shall be filed with the Secretary at or before the meeting.

          Section 6. Reports: The Trustees shall cause to be prepared at least annually a report of operations containing a balance sheet and statement of income and undistributed income of the Trust prepared in conformity with generally accepted accounting principles and an opinion of an independent certified public accountant or independent public accountant on the financial statements based on an examination of the books and records of the Trust, and made in accordance with generally accepted auditing standards.

          Section 7. Inspection: Any person who shall have been a Shareholder of record for at least six months immediately preceding his demand, or who shall be a holder of record of at least 5% of the outstanding Shares, upon written demand stating the purpose thereof may inspect the books and records of the Trust during normal business hours for proper purposes at its offices in Fort Worth, Texas.

          Section 8. Consent of Absentees: The transactions of any meeting of Shareholders, either annual, special or adjourned, however called and noticed, shall be as valid as though had at a meeting duly held after the regular call and notice if a quorum is present and, if either before or after the meeting, each Shareholder entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of such meeting or an approval of the minutes thereof.


                            ARTICLE VI

                       MEETINGS OF TRUSTEES

          Section 1. Annual and Regular Meetings: The annual meeting of the Trustees shall be held on the same day and immediately after the adjournment of the Shareholders' annual meeting. Regular meetings, if any, shall be held at such other times as shall be fixed by the Trustees. No notice shall be required of an annual or a regular meeting.

          Section 2. Special Meetings: Special meetings of the Trustees may be called by the President upon the request of any two Trustees, on not less than 24 hours' notice to each Trustee. Such notice shall be by oral, telegraphic, telephonic or written communication stating the time and place therefor. The President may call a Special meeting of the Trustees at any time, by giving such notice; provided, however, that notice of any such meeting need not be given to any Trustee entitled thereto who submits a written and signed waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him.

          Section 3. Quorum: The presence of a majority of the Trustees shall be necessary to and constitute a quorum for the transaction of business by the Trustees and the acts of such majority at a meeting shall be the acts of the Trustees. In the absence of a quorum, those present at a Trustees' meeting may adjourn the same to a future date, but until a quorum is present no other business may be transacted. With respect to actions of the Trustees, Trustees who are affiliated within the meaning of the Declaration of Trust or otherwise interested in any action to be taken may be counted for quorum purposes and shall be entitled to vote.

          Section 4. Place and Conduct of Meetings: Regular or special meetings of the Trustees may be held within or without the State of Texas, at such places as shall be designated by the Trustees. The Trustees may adopt such rules and regulations for the conduct of the business of its meetings and management of the affairs of the Trust as they may deem proper, not inconsistent with the laws of Texas, the Declaration of Trust or these Regulations.

          Section 5. Consents: Any action required or permitted to be taken at any meeting of the Trustees or any committee thereof may be taken without a meeting if all Trustees or members of the committee, as the case may be, consent thereof in writing and the writing or writings are filed with the minutes of the proceedings of the Trustees or committee.

          All or any one or more Trustees may participate to the extent permitted by law in a meeting of the Trustees or any committee thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to such communications shall constitute presence in person at such meeting. The minutes of any meeting of Trustees held by telephone shall be prepared in the same manner as a meeting of Trustees held in person.


                           ARTICLE VII

                        INVESTMENT POLICY

          The Trustees intend to follow the investment policies described in the Declaration of Trust, which is to such extent incorporated herein by this reference.


                           ARTICLE VIII

                   BANK ACCOUNTS AND CONTRACTS

          Section 1. Depositories: The money and funds of the Trust, not otherwise invested by the Trustees, shall be deposited in the name and to the credit of the Trustee in such bank or banks as the Trustees shall select. All checks, drafts, notes and acceptances shall be signed by such officer or officers, agent or agents of the Trust and in such manner as the Trustees shall determine.

          Section 2. Contracts: Except as otherwise provided by the Trustees, contracts may be executed on behalf of the Trust by the President or any Vice President, and may be attested and the seal affixed by the Secretary or an Assistant Secretary. The Trustees may authorize the execution of contracts by such other officers, agents and employees as may be designated by them.


                            ARTICLE IX

                               SEAL

          Section 1. Form and Use: The seal of the Trust shall be circular in form and shall bear the words: "Arlington Realty Investors, a Texas Real Estate Investment Trust--1971." The seal shall be used under the direction of the Trustees, and may be a facsimile.


                            ARTICLE X

                     SHARES AND SHAREHOLDERS

          Section 1. Shares: Every Shareholder shall be entitled to a certificate signed by the President or a Vice President and the Secretary or an Assistant Secretary, certifying the number of Shares represented by such certificate, which certificate shall state on the reverse thereof such terms and provisions of the Declaration of Trust as shall describe the rights, duties, limitations and privileges of Shareholders. When such certificate is countersigned by a Transfer Agent or registered by a Registrar, either of which is other than the Trust itself or an employee of the Trust, the signature of any such President, Vice President, Secretary or Assistant Secretary may be facsimile. All certificates for Shares shall be consecutively numbered or otherwise identified.

          Section 2. Share Register: A register shall be kept by or on behalf of the Trustees, under the direction of the Trustees, which shall contain the names and addresses of the Shareholders and the number of Shares held by them respectively and the number of the certificates representing such Shares and a record of all transfers thereof. Only shareholders whose certificates are recorded on such register shall be entitled to vote or to receive distributions or otherwise to exercise or enjoy the rights of Shareholders. No Shareholder shall be entitled to receive any distribution, nor to have notice given to him as herein provided, until he has given his address to a transfer agent or such other officer or agent of the Trust as shall keep the register for entry thereon.

          Section 3. Transfer Agent: The Trustees shall have power to employ in the City of Fort Worth, Texas, and/or in any other city, a transfer agent or transfer agents and, if they so determine, a registrar or registrars. The transfer agent or transfer agents may keep the register and record therein the original issues and transfers of Shares and countersign certificates for Shares issued to the persons entitled thereto. Any such transfer agents and registrars shall perform the duties usually performed by transfer agents and registrars of certificates of stock in a corporation, except as modified by the Trustees.

          Section 4. Blank Certificates: In accordance with the usual custom of corporations having a transfer agent, signed certificates for Shares in blank may be deposited with any transfer agent of the Trust, to be used by such transfer agent in accordance with authority conferred upon it as occasion may require, and in so doing the signers of such certificates shall not be responsible for any loss resulting therefrom.
          Section 5. Owner of Record: Any person becoming entitled to any Shares in consequence of the death, bankruptcy or insolvency of any Shareholder, or otherwise by operation of law, shall be recorded as the holder of such Shares and receive a new certificate for the same upon production of the proper evidence thereof and delivery of the existing certificate to the Trustees or a transfer agent of the Trust. But until such record is made, the Shareholder of record shall be deemed to he the holder of such Shares for all purposes hereof and neither the Trustees nor any transfer agent or registrar nor any officer or agent of the Trust shall be affected by any notice of such death, bankruptcy, insolvency or other event.

          Section 6. Transfers of Shares: Shares shall be transferable on the records of the Trust (other than by operation of law) only by the record holder thereof or by his agent thereunto duly authorized in writing upon delivery to the Trust or a transfer agent of the Trust of the certificate or certificates therefor, with all transfer tax stamps affixed or duly provided for, properly endorsed or accompanied by duly executed instrument or instruments of transfer, together with such evidence of the genuineness of each such endorsement, execution and authorization and of other matters as may reasonably be required by the Trust or the transfer agent. Upon such delivery the transfer shall be recorded on the register of the Trust and a new certificate for the Shares so transferred shall be issued to the transferee, and, in case of a transfer of only a part of the Shares represented by any certificate, a new certificate for the residue thereof shall be issued to the transferor. But until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereof and neither the Trustees nor the Trust nor any transfer agent or registrar nor any officer or agent of the Trust shall be affected by any notice of the proposed transfer.

          Section 7.  Limitation of Fiduciary Responsibility:
The Trustees shall not, nor shall the shareholders or any officer, transfer agent or other agent of the Trust, be bound to see to the execution of any trust, express, implied or constructive, or of any charge, pledge or equity to which any of the Shares or any interest therein are subject, or to ascertain or inquire whether any sale or transfer of any such Shares or interest therein by any such Shareholder or his personal representatives is authorized by such trust, charge, pledge or equity, or to recognize any Person as having any interest therein except the Persons recorded as such Shareholders. The receipt of the Person in whose name any Share is recorded, or, if such Share is recorded in the names of more than one Person, the receipt of any one of such Persons or of the duly authorized agent of any such Person shall be a sufficient discharge for all money, securities and other property payable, issuable or deliverable in respect of such Share and from all liability to see to the proper application thereof.

          Section 8. Notices: Any and all notices to which Shareholders hereunder may be entitled and any and all communications shall be deemed duly served or given if mailed, postage prepaid, addressed to Shareholders of record at their last known post office addresses as recorded on the Share register provided for in Section 2 hereof.

          Section 9. Lost Certificates: Any person claiming a certificate of Shares to be lost or destroyed shall make an affidavit or affirmation of that fact to the Trust in writing and shall, if the Trustees so require, give the Trust a bond of indemnity, in form and amount satisfactory to the Trust.

          Section 10.  Regulations:  The Trustees shall have
power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer, replacement and registration of certificates for Shares of the Trust.


                            ARTICLE XI

                            AMENDMENTS

          Except as otherwise provided by applicable law or the Declaration of Trust, the power to alter, amend or repeal these Bylaws or to adopt new Bylaws shall be vested in the Trustees and the Shareholders, and such action shall be taken by the affirmative vote of a majority of the Trustees or by the affirmative vote of the holders of a majority of the Trust's outstanding Shares entitled to vote.


                           ARTICLE XII

                    DEFINITIONS AND CONFLICTS

          All terms defined in the Declaration of Trust dated as of October 13, 1971, executed by Thomas M. Ryan, Thomas W. Reilly, Dr. Richard B. Johnson, M. J. McHugh, III, and W. R. Watt shall have the same meaning when used in these bylaws. In the event of any conflict between these bylaws and the Declaration of Trust, the provisions of the Declaration of Trust shall prevail.